EXHIBIT 99.1

Ohr Pharmaceutical, Inc. Announces $244,000 Grant Award

New York, NY, Nov 03, 2010 – Ohr Pharmaceutical, Inc. (OTCBB:OHRP - News), a developer of therapeutics for cancer cachexia, wet age-related macular degeneration, and oncology applications,  announced today that it has been awarded $244,000 under the IRS Qualifying Therapeutic Discovery Project (QTDP) program, which was created by Congress as part of the Patient Protection and Affordable Care Act of 2010. The Company will use the grant to advance the development of its lead program, OHR/AVR 118 for the treatment of cancer cachexia, currently being investigated in a phase II trial. Eligibility for the grant requires that a project: have the potential to develop new treatments that address "unmet medical needs" or chronic and acute diseases, reduce long-term health care costs or represent a significant advance in finding a cure for cancer.

“We are delighted that the U.S. government has recognized the value and potential of OHR/AVR 118 as a treatment for cancer cachexia, a large unmet medical need,” stated  Dr. Irach B. Taraporewala, Ph.D., CEO of Ohr Pharmaceutical. “This grant will enable us to further the development of our program to help mitigate the wasting syndrome (cachexia) often found in late stage cancer patients. Cachexia not only causes considerable mortality, but also requires patients to have increased caregiver attention, hospitalizations, and nursing home/hospice care which all come with substantial costs. A safe and effective drug therapy to combat cachexia such as OHR/AVR118 would reduce long-term health care costs in the United States considerably."

About OHR/AVR 118: OHR/AVR118 is a "first-in-class" broad spectrum immunomodulator which addresses the uncontrolled release of detrimental cytokines seen in cancer patients with cachexia. The cytokine release is attributable to the cancer itself and is often exacerbated by concomitant chemotherapy drug regimens.  OHR/AVR118 has previously been proven safe and effective in mitigating AIDS cachexia, and preliminary results in the current trials reported at the last annual meeting of the Society for Cachexia and Wasting Disorders in Barcelona have shown its promise in treating cancer cachexia.

About Ohr Pharmaceutical, Inc.: Ohr Pharmaceutical, Inc. (OTCBB:OHRP - News) is focused on the development of two drugs: OHR/AVR 118 for the treatment of cancer cachexia and EVIZON(TM) for the treatment of the wet form of age-related macular degeneration (Wet-AMD). Cancer cachexia, the syndrome of body wasting that affects late-stage cancer patients, is a debilitating condition which adversely affects their quality of life. Wet-AMD is a leading cause of vision loss and blindness in the elderly population. The promise shown by Ohr Pharmaceutical's products pipeline offers a new ray of hope to patients suffering from these devastating diseases.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:  This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. For example, there can be no assurance that Ohr will be able to sustain operations for expected periods. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product.  Ohr's most recent Annual Report and subsequent Quarterly Reports discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward-looking statements for any reason.